EXHIBIT 3.1 TO THE ANNUAL REPORT ON FORM 10-K

OF NANO MASK, INC. FOR THE YEAR ENDED DECEMBER 31, 2011

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-1299

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Document Number 20090341424-49

Filing Date and Time 04/14/2009 1:43 PM

Entity Number C9796-1991

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Emergency Filtration Products, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I:   The name of the Corporation is Nano Mask, Inc.

Article III:   The Corporation shall have the authority to issue a total of 100,000,000 shares of common stock having a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 27,063,409 (56.5%)

4. Effective date of filing: (optional)

5. Signature: (required)

/s/Douglas Heath

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

CERTIFICATE OF EMERGENCY FILTRATION PRODUCTS, INC. filed July 16, 1996

                             A NEVADA CORPORATION,

                       PURSUANT TO SECTION 207(4) OF THE

                            NEVADA REVISED STATUTES

     FIRST: The name of the corporation is Emergency Filtration Products, Inc. (the "Company").

     SECOND: On July 11, 1996, the Board of Directors of the Company unanimously consented to (i) an increase in the Company's authorized capital from 2,500 shares of common voting stock to 50,000,000 shares of common voting stock, with a corresponding increase in the number of issued and outstanding shares of common stock held by each stockholder of record at the effective date of the change in authorized capital; (ii) an increase in the par value of the Company's common voting stock from no par to one mill ($0.001) per share, with appropriate adjustments in the additional paid in capital and stated capital accounts of the Company; and (iii) a reverse split of the Company's common stock in the ratio of one new share for every 13.0091 shares issued and outstanding as of the date of filing of this Certificate, with fractional shares being rounded up to the next highest number of shares.

     THIRD: The number of authorized shares and the par value of the Company's common stock immediately before the above-referenced resolutions were 2,500 shares and no par, respectively.

     FOURTH: The number of authorized shares and the par value of the Company's common stock immediately after the above-referenced resolutions were 50,000,000 shares and one mill ($0.001), respectively.

     FIFTH: The number of shares of the Company's common stock to be issued after the reverse split in exchange for each pre-split share of common stock is 1/13.0091 for one share.

     SIXTH: No fractional shares will be issued as a result of the reverse split. There is no provision for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share as a result of the reverse split.

     SEVENTH: The approval of the affected stockholders is not required and has not been sought.

     EIGHTH: The reverse split will be effective as of the date of filing of this Certificate with the Secretary of State of Nevada.

                                          /s/ BRUCE E. BATCHELOR

                                          ---------------------------------

                                          Bruce E. Batchelor, M.A., Ph.D.

Subscribed and sworn to before me this 11th day of July, 1996.

                                          /s/ LISA R. HUGHES

                                          ---------------------------------

                                          NOTARY PUBLIC

                                          Commission Expires 6-9-00

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION filed 3-8-1996

                (Before Payment of Capital or Issuance of Stock)  Filed by:

MICHAEL J. CRNKOVICH                  and DOUGLAS K. BEPLATE

----------------------------------     -------------------------------------

name of incorporator or director      name of incorporator or director

certify that:

      1.    They constitute at least two-thirds of the original incorporators or of the directors of LEAD CREEK UNLIMITED, a Nevada corporation.

      2.    The original Articles were filed in the Office of the Secretary of State on November 1, 1991.

      3.    As of the date of this certificate, no stock of the corporation has been issued.

      4.    They hereby adopt the following amendments to the articles of incorporation of this corporation:

      Article 1 is amended to read as follows:

      EMERGENCY FILTRATION PRODUCTS, INC.

                                                   MICHAEL J. CRNKOVICH

                                          -----------------------------------

                                                         Signature

                                                    DOUGLAS K. BEPLATE

                                          -----------------------------------

                                                         Signature

State of Nevada       )                  ------------------------------------

                      ) ss.                        GRACE KLUTSCHKOWSKI

County of Humboldt    )                  [SEAL]      NOTARY PUBLIC

                                                    HUMBOLDT Co. NEVADA

                                         My Appointment Expires OCT. 17, 1998

                                         ------------------------------------

On                           , personally appeared before me, a Notary Public, MICHAEL J. CRNKOVICH, who acknowledged that they executed the above instrument.

                                                   /s/ GRACE KLUTSCHKOWSKI

                                                   ------------------------

                                                     Signature of Notary

State of Utah         )

                      ) ss.

County of Washington  )

On March 8, 1996, personally appeared before me, a Notary Public, Douglas K. Beplate, the signer of the above instrument, who duly acknowledged that he executed the same.

                                                 /s/Denise Stanfell

                                                --------------------

                                                   Notary Public

                                           My commission expires May 2, 1997

FILED

IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

NOV. 01, 1991                            ARTICLES OF INCORPORATION

                                                   FOR

9796-91                                    LEAD CREEK UNLIMITED

CHERYL A. LAW SECRETARY OF STATE

/s/ Cheryl A. Law

    ---------------------

ADDRESS OF PRINCIPAL AGENT: MICHAEL J. CRNKOVICH

                            310 E. MINOR

                            WINNEMUCCA, NV. 89445

NATURE OF BUSINESS - REAL ESTATE DEVELOPMENT

2500 SHARES OF STOCK WITH NO PAR VALUE

DIRECTORS:

       1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445

       2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR. SANDY, UT. 84092

       3) GIL WESTON MEIER 320 E. VINE ST. SALT LAKE CITY, UT. 84107

INCORPORATORS:

       1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445

       2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR., SANDY, UT. 84092

THIS CORPORATION IS TO HAVE PERPETUAL EXISTENCE

WE WOULD LIKE ONE CERTIFIED COPY

INCORPORATOR SIGNING THE ARTICLES OF INCORPORATION

/s/ Michael J. Crnkovich          /s/ Douglas K. Beplate

    ---------------------             ------------------------------

MICHAEL J. CRNKOVICH                  DOUGLAS K. BEPLATE

310 E. MINOR                          10306 ASHLEY PARK DRIVE

WINNEMUCCA, NV. 89445                 SANDY, UT. 84092

                                      Signature of Douglas K. Beplate

                                      Notarized 10-21-1991

                         Notary Public: Vanice J. Rice Ex-1-94

                                        -----------------------------

                                        Salt Lake County Utah

                                           NOTARY PUBLIC

                                          VANICE J. RICE

                                           West One Bank

                                     8940 South Highland Drive

                                    Salt Lake City, Utah 84121

                              My Commission Expires January 11, 1994

                                           STATE OF UTAH

State of Nevada

County of Humbolt

On this 9th day of October 1991 before me, a Notary Public in and for said county and state, personally appeared MICHAEL J. CRNKOVICH known to me to be the person who executed same for purposes therein stated.

/s/Karen Holloway

Notary Public

My Appointment Expires September 7, 1997